Exhibit 10.2.13.2

Amendment Number 1

To

The Consolidated Edison Company of New York, Inc.

Rabbi Trust

Clarifying Administrative Amendment

Dated October 28, 2003

Pursuant to authority granted to the Trustee and the Company in accordance with Section 12, Amendment or Termination, of the Consolidated Edison Company of New York, Inc. Rabbi Trust (the “Rabbi Trust”), to amend the Rabbi Trust, the undersigned hereby approve the following clarifying administrative amendment to the Rabbi Trust:

A new sentence in Section 4., Payments to Company, subsection (a), will be added as an administrative clarification at the end of such Subsection 4 (a) to read as follows:

Notwithstanding the foregoing, the Trustee may reimburse the Company directly from Trust assets to the extent the Company pays the benefits of Participants and beneficiaries from Company assets, pursuant to Section 2(c) Trust Agreement, and seeks reimbursement thereof for such benefit payments.

IN WITNESS WHEREOF, the undersigned has executed this instrument this              day of October 2003.

Consolidated Edison Company of New York, Inc.

By	/s/ Claude Trahan
Name:	Claude Trahan
Title:	Vice President, Human Resources

Mellon Bank, N.A. as Trustee

By	/s/ Thomas J. McNally
Name:	Thomas J. McNally
Title:	Vice President